Exhibit 99


                                                       FOR IMMEDIATE RELEASE
                                                       THURSDAY, MAY 6, 1999



                EXXON AND MOBIL ANNOUNCE EXPECTATION OF ANTITRUST
                               REVIEWS COMPLETION


         IRVING, TX, and FAIRFAX, VA, May 6 -- Exxon Corporation and Mobil Corporation announced their expectation that the antitrust reviews of their proposed merger will be completed by about the end of the third quarter. The companies filed the formal pre-merger notification with the European Commission on May 3, 1999. Under the EC's regulatory framework, that process should be completed around the end of the third quarter. As a result of discussions with the Federal Trade Commission, the companies believe that the FTC process can be completed in the same time period.



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Exxon Media Relations                                Mobil Media Relations
Phone:  972-444-1107                                 Phone:  703-846-2500